Exhibit 5

                             REID & PRIEST LLP
             A New York Registered Limited Liability Partnership
                            40 West 57th Street
                          New York, NY  10019-4097
                           Telephone 212 603-2000
                              Fax 212 603-2298

                                                           (212) 603-2526



                                        New York, New York
                                        October 13, 1995



     CompuMed, Inc.
     1230 Rosecrans Avenue, Suite 1000
     Manhattan Beach, California  90266

               Re:  Registration Statement on Form S-8
                    ----------------------------------

     Gentlemen:

               We have acted as counsel to CompuMed, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 692,516 shares (the "Shares") of the Registrant's Common Stock, $.01 par value, issuable upon the exercise of options (the "Options") granted or to be granted under certain Non-Qualified Stock Option Agreements and Consultant Agreements (collectively, the "Agreements").

               For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended and the By-Laws of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

               Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

               1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               2. The Shares included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Agreements.

               We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Reid & Priest LLP

                                   Reid & Priest LLP